EXHIBIT 99.1

Contact:     Mark Hord

ViewPoint Financial Group
972-578-5000, Ext. 7440

FOR IMMEDIATE RELEASE
January 22, 2010

ViewPoint Financial Group
Announces Quarterly Cash Dividend

PLANO, Texas, January 22, 2010 — ViewPoint Financial Group (NASDAQ:VPFG), the holding company for ViewPoint Bank, today announced a quarterly cash dividend of 5 cents per share.

The cash dividend is payable on February 18, 2010, to shareholders of record as of the close of business on February 4, 2010.

ViewPoint Financial Group is the holding company for ViewPoint Bank. With more than $2.3 billion in assets, ViewPoint Bank operates 23 community bank offices and 15 loan production offices. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.

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